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                                                                     EXHIBIT K.4
                         SUBSCRIPTION AGENCY AGREEMENT

                                    Between

                           ALLIED CAPITAL CORPORATION

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY


THIS AGREEMENT is made this 19th day of January, 1996, by and between Allied Capital Corporation, a Maryland corporation, (the "Company") and American Stock Transfer & Trust Company, a New York corporation ("AST").

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Purpose of Agreement. This agreement sets forth the rights and obligations of the Company and AST in connection with the provision of subscription agency services for the Company by AST relating to the offering of shares of common stock of the Company through the rights offering to existing stockholders described in a registration statement filed with the Securities and Exchange Commission on November 29, 1995, and as subsequently amended (the "Registration Statement").

SECTION 2.  Reliance on Prospectus.

         (A) It is understood that terms of the prospectus that is a part of the Registration Statement as declared effective by the Securities and Exchange Commission (the "Prospectus") shall govern the activities of AST in connection with the Offering to the extent not covered by or inconsistent with any of the terms of this Agreement.

         (B) Terms not otherwise defined herein shall have the meaning ascribed to them in the Prospectus.


SECTION 3. Appointment of Subscription Agent. The Company hereby appoints AST to serve as the Company's Subscription Agent in connection with the rights offering described in the Registration Statement (the "Offering") in accordance with the terms set forth in this Agreement, and AST hereby accepts such appointment.

SECTION 4.  Issuing of Securities.

         (A) The Company will provide to AST a form of subscription (the "Subscription Form"), and AST will deliver such Subscription Form to holders of record of shares of common stock of the Company as of the close of business on January 22, 1996 (the "Record Date") evidencing non-
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                 transferable subscription rights to purchase such shares,
                 together with a copy of the Prospectus, no later than four business days following the date upon which the Registration Statement is declared effective and in accordance with the terms of the Prospectus.

         (B) No physical rights will be issued; the Subscription Form will evidence the number of shares available for purchase by each stockholder of record as of the record date ("Record Date Stockholder") in accordance with the terms of the Prospectus.

         (C) The Company has authorized the issuance of the common stock underlying the subscription rights with respect to the shares of the Company's common stock to be offered ("Subscription Rights"), and upon the valid exercise of such Subscription Rights, the Company will instruct AST to issue such shares to Record Date Stockholders in accordance with the terms of the Prospectus.

SECTION 5. Duties of AST. AST will be responsible for providing certain services required to effect the Offering, including but not necessarily limited to:

         (A) Mailing the Prospectus, the Subscription Form, and all other necessary documents to all Record Date Stockholders whose shares are held directly and not in nominee name.

         (B) Accepting Subscription Forms, payment for shares and other documentation pursuant to the Offering from all subscribing stockholders, including both direct and nominee holders.

         (C) Identifying and researching any problems arising in connection with the Offering and communicating with all subscribing stockholders or any other persons as necessary to cure such problems.

         (D) Allocating shares as necessary in connection with the Offering and in accordance with the terms of the Prospectus.

         (E) Refunding payments, as required, to subscribing stockholders, in accordance with the terms of the Prospectus.

         (F) Taking all reasonable steps necessary to obtain payments due from subscribing stockholders including but not limited to the sending of notices of payment due.





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         (G)     Sending confirmations of purchase to every subscribing
                 stockholder once the number of shares to be sold to each subscribing stockholder has been determined.

         (H) Reporting to the Company on a daily basis concerning responses to the Offering and working with the Company's Information Agent and Offering Coordinator, Shareholder Communications Corporation, to assure the accuracy of the daily reports.

         (I) Collecting all required paperwork from all subscribing stockholders, including follow-up on Notices of Guaranteed Delivery, Subscription Forms, payment for shares, and notices of payment due.

         (J) Providing an accounting of all offering proceeds (including interest due on the segregated account described below) to the Company following the conclusion of the Offer, allocation of shares, and collection of all payments due.

         (K) Issuing certificates to stockholders of record representing purchases pursuant to the Offer; allocating shares to the dividend reinvestment plan accounts of those who participated the Offer and who are participants in the Company's dividend reinvestment plan; and allocating to all street name accounts the shares purchased by nominees pursuant to the Offer.

SECTION 6.  Certain Terms of the Offering.

         (A) The "Subscription Price" shall be determined according to the formula described in the Prospectus, and will be provided to AST on the Expiration Date. An Estimated Subscription Price will be determined prior to the date on which Prospectuses are delivered to shareholders according to the formula set forth in the Prospectus. Subscribing stockholders will remit payments for shares to be purchased pursuant to the Offering based upon such Estimated Subscription Price. If the Subscription Price is LESS than the Estimated Subscription Price, AST will refund appropriate amounts to all subscribing stockholders who paid other than pursuant to a Notice of Guaranteed Delivery. If the Subscription Price is MORE than the Estimated Subscription Price, then AST will issue notices for payment due to all subscribing stockholders.

         (B) If an exercising stockholder has not indicated the number of Subscription Rights being exercised, or if the Subscription Price payment forwarded by such stockholder to AST, after notice of payment due is





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                 sent, is not sufficient to purchase the number of shares
                 subscribed for, AST will apply all payments actually received by it toward the purchase of the greatest number of whole shares which could be acquired by such stockholder upon exercise of the Primary Subscription or Over-Subscription Privilege. To the extent that the Subscription Price payment exceeds the number of shares to be purchased on the Subscription Form, the stockholder will be deemed to have exercised his Over-Subscription Privilege to the extent that additional whole shares may be purchased, and the excess amount will be refunded to the stockholder.

         (C) Funds received by AST in payment of the Subscription Price for shares subscribed for pursuant to the Offering shall be held in a segregated, interest-bearing account pending allocation and eventual distribution to the Company. All interest and gains earned on such funds shall be paid to the Company. If a Subscription Rights holder exercising the Over-Subscription Privilege is allocated less than all of the shares of common stock which such holder subscribed for pursuant to the Over-Subscription Privilege, AST, within ten business days of the Confirmation Date, shall send via first class mail to such stockholder the amount paid by such holder which was over and above that which was required to be paid for the number of shares that were subscribed for and purchased, without interest or deduction.

         (D) AST is authorized to accept only Subscription Forms (other than those delivered in accordance with the procedure set forth in the Prospectus for guaranteed deliveries) received prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

         (E) Subscription Rights, once exercised, are irrevocable. However, amounts paid in connection with Subscription Rights that have been exercised may be returned to exercising stockholders if the Company is required to do so pursuant to the terms of any of the undertakings it has made in the Registration Statement.


SECTION 7. Delivery of Stock Certificates. Within ten business days following the Confirmation Date, AST will issue certificates or otherwise deliver the total number of shares subscribed for in the Offering according to the terms of the Prospectus.

SECTION 8.       Fractional Subscription Rights and Shares.





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         (A)     The Company will not issue fractional Subscription Rights nor shall AST distribute Subscription Forms which evidence fractional Subscription Rights. The number of Subscription Rights issued to each holder will be rounded down to the nearest whole number.

         (B) The Company shall not issue fractional shares of common stock to exercising Subscription Rights holders upon exercise and acceptance of Subscription Rights. The number of shares of common stock that each Subscription Rights holder shall be entitled to purchase pursuant to the Over Subscription Privilege shall be rounded up or down as required to reach the nearest whole share.

SECTION 9. Reports. AST shall coordinate with the Company's Information Agent and Offering Coordinator to provide daily reports by the Company during the Subscription Period regarding the number of Subscription Rights exercised, the number of shares purchased, the level of participation both in the Primary Subscription and the Over-Subscription Privilege.

SECTION 10.      Future Instructions and Interpretation.

         (A) All questions as to the timeliness, validity, form and eligibility of any exercise of Subscription Rights will be resolved by the Company, whose determinations shall be final and binding. The Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Subscription Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as the Company determines in its sole discretion. Neither the Company nor AST shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights or incur any liability for failure to give such notification.

         (B) AST is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with instructions of any such officer.

SECTION 11. Compensation of AST.The Company agrees to pay AST compensation in the amount of thirty-five thousand dollars ($35,000) for all services rendered by it hereunder and for its





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reasonable out-of-pocket expenses, including but not limited to disbursements for printing, postage and delivery. Such fee and out-of-pocket expenses will be paid following the conclusion of the Offering and upon written invoice.

SECTION 12.      Indemnification and Other Matters

         (A) The Company agrees to indemnify AST for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of AST for anything done or omitted by AST in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that AST shall have provided the Company with notice of any such claim promptly after such claim became known to AST, and provided further that the Company shall have the right to assume the defense of any such claim upon receipt of written notice thereof from AST. If the Company assumes the defense of any such claim, AST shall be entitled to participate in (but not control) the defense of any such claim at its own expense. The Company shall not indemnify AST with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

         (B) AST agrees to indemnify the Company for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Company arising from anything done or omitted by the Company in connection with the Company's performance of its obligations and duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that the Company shall have provided AST with notice of any such claim promptly after such claim became known to the Company, and provided further that AST shall have the right to assume the defense of any such claim upon receipt of written notice thereof from the Company. If AST assumes the defense of any such claim, the Company shall be entitled to participate in (but not control) the defense of any such claim at its own expense. AST shall not indemnify the Company with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

         (C) AST shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Subscription Right,





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                 instrument of assignment or transfer, power of attorney,
                 endorsement, affidavit, letter, notice, direction, consent, certificate statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

SECTION 13. Miscellaneous Matters. AST undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Rights by their acceptance thereof shall be bound:

         (A) AST may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to AST as to any actions taken or omitted by it in good faith and in accordance with such opinion.

         (B) Whenever in the performance of its duties under this Agreement AST shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an officer of the Company and delivered to AST; and such certificate shall be full authorization to AST for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (C) AST shall be liable hereunder only for its own negligence or willful misconduct.

         (D) AST shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Prospectus or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (E) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by AST for the carrying out or performing by AST of the provisions of this Agreement.






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         (F)     Nothing herein shall preclude AST from acting in any other capacity for the Company.


SECTION 14. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

SECTION 15. Captions. The captions included in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect the construction or effect.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the undersigned have caused this Subscription Agency Agreement to be executed by their duly authorized representative as of the date first above written.

                                    ALLIED CAPITAL CORPORATION


                                    By: /s/ SUZANNE V. SPARROW
                                       ----------------------------
                                    Name:   Suzanne V. Sparrow
                                    Title:  Vice President


                                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                    By: /s/ HERBERT LEMMER
                                       ----------------------------
                                    Name:   Herbert Lemmer, Esq.
                                    Title:  General Counsel





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